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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-64628, 333-47520, 33-46058, 333-84719 and 333-84713) pertaining to the 1991 Stock Option Plan, 1987 Incentive Stock Option Plan, 1987 Supplemental Stock Option Plan, Employee Stock Purchase Plan, and 1995 Non-Employee Directors' Stock Option Plan of Gilead Sciences, Inc., the NeXstar Pharmaceuticals, Inc. 1993 Incentive Stock Plan, NeXstar Pharmaceuticals, Inc. 1995 Director Option Plan and Vestar, Inc. 1988 Stock Option Plan, and the Registration Statements (Form S-3 Nos. 333-54350 and 333-87167) of Gilead Sciences, Inc. and in the related Prospectuses, as applicable, of our report dated January 25, 2002, except for the paragraph titled "Stock Split" of Note 1, as to which the date is March 8, 2002, with respect to the consolidated financial statements and schedule of Gilead Sciences, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

/s/ ERNST & YOUNG LLP
Palo Alto, California March 26, 2002

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS